UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2005

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported under Item 5.02, on November 28, 2005, Fifth Third Bancorp announced that Neal Arnold, Executive Vice President of Fifth Third Bancorp and Fifth Third Bank, resigned effective as of the same date.

On December 14, 2005, Fifth Third and Mr. Arnold, entered into a Separation Agreement in connection with Mr. Arnold’s resignation that became effective on December 21, 2005. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is fully incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2005, Fifth Third Bancorp issued a press release announcing that Neal Arnold, Executive Vice President of Fifth Third Bancorp and Fifth Third Bank, resigned effective as of the same date.

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Separation Agreement between Fifth Third Bancorp and Neal E. Arnold dated as of December 14, 2005

Exhibit 99.1 Press release dated November 28, 2005*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)
December 22, 2005	By:	/S/ PAUL L. REYNOLDS
Paul L. Reynolds Executive Vice President, Secretary and General Counsel